Exhibit 99.1

NetSpend Holdings, Inc. Reports Fourth Quarter Financial Results

Revenues Up 17 Percent

Active Accounts On Direct Deposit Up 25 Percent

AUSTIN, Texas--(BUSINESS WIRE)--February 13, 2013--NetSpend Holdings, Inc. (NASDAQ:NTSP), a leading provider of general-purpose reloadable prepaid debit cards and related financial services, today announced financial results for the fourth quarter and year ended December 31, 2012.

“We ended the fourth quarter hitting all of our targets and delivered strong financial results for 2012,” said Dan Henry, chief executive officer of NetSpend. “We had a banner year in terms of signing up new partners, executing our retail expansion efforts and growing our business in every channel. From the momentum we created last year, we expect a continued fast pace of growth in all areas of our business.”

Full Year 2012 Highlights:

  Revenues up 15% to $351.3 million 2012 as compared to $306.3 million in 2011
  Adjusted earnings per share up 23% to $0.58 as compared to $0.47 in 2011
  Number of active cards with direct deposit up 25% to 1,082,000 as of December 31, 2012 as compared to 865,000 as of December 31, 2011
  Percentage of active cards1 with direct deposit was approximately 46% as of December 31, 2012 as compared to approximately 42% as of December 31, 2011
  Gross Dollar Volume (GDV), also known in the industry as purchase volume, of $13.2 billion as compared to $11.2 billion as of December 31, 2011

Q4 2012 Highlights:

  Revenues up 17% to $89.7 million in Q4 2012 as compared to $76.8 million in Q4 2011
  GAAP net income up 5% to $10.1 million in Q4 2012 as compared to $9.6 million in Q4 2011
  Diluted Earnings Per Share up 18% in Q4 2012 to $0.13 as compared to $0.11 in Q4 2011
  Adjusted EBITDA2 up 3% in Q4 2012 to $23.9 million as compared to $23.2 million in Q4 2011
  Adjusted Diluted Net Income Per Share2 up 15% in Q4 2012 to $0.15 as compared to $0.13 in Q4 2011
  GDV, also known in the industry as purchase volume, of $3.3 billion during Q4 2012 as compared to $2.8 billion during Q4 2011

Our Annual Report on Form 10-K for the year ended December 31, 2012 will contain a further description of our key business metrics.

Fiscal Fourth Quarter 2012 Results

Revenues were $89.7 million for the quarter ended December 31, 2012, an increase of approximately 17% over the $76.8 million of revenues recorded in the same quarter of 2011. This increase was substantially driven by the increase in direct deposit accounts, and to a lesser extent, the expansion of product features across NetSpend’s direct deposit customer base. Interchange revenue represented approximately 22% of total revenue during the three months ended December 31, 2012.

Net income was $10.1 million for the quarter ended December 31, 2012, an increase of 5% over the net income of $9.6 million recorded in the quarter ended December 31, 2011. NetSpend’s net income for the quarter ended December 31, 2012 includes an aggregate of $10.8 million of net interest expense, income tax expense, depreciation and amortization and settlement gains and other losses. Net income for the quarter ended December 31, 2012 also includes approximately $3.0 million in stock-based compensation expense. For the quarter ended December 31, 2011, the comparable amount of net interest expense, income tax expense, depreciation and amortization and settlement gains and other losses was $11.2 million. Net income for the quarter ended December 31, 2011 also includes approximately $2.4 million in stock-based compensation expense.

2013 Outlook

NetSpend reported that it expects full year 2013 revenue to be between $414 and $424 million, its adjusted EBITDA to fall between $119 and $125 million and its adjusted net income per fully diluted share to be between $0.76 and $0.81.

The foregoing expectations reflect the following assumptions:

  An effective tax rate of approximately 40%;
  Non-cash equity compensation of between approximately $14 and $16 million;
  Cash outlays for capital expenditures for the full year of between approximately $10 and $12 million;
  An effective cost of debt capital of approximately 3.0%; and
  Fully diluted shares outstanding for the full year of approximately 84 million.

Investor Conference Call and Webcast

NetSpend will host an investor conference call to discuss its fourth quarter and fiscal year 2012 results today, February 13, 2013, at 5:00 p.m. EDT. The conference call can be accessed live over the phone by dialing (877) 288-1043 or (970) 315-0267 for international callers. A replay will be available until February 20, 2013 at (855) 859-2056 or (404) 537-3406 for international callers; the conference ID is 96037708. The call will be webcast live from NetSpend’s website at http://investor.netspend.com.

Non-GAAP Financial Information

To supplement NetSpend’s consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), this press release includes EBITDA, Adjusted EBITDA and Adjusted Net Income. EBITDA, Adjusted EBITDA and Adjusted Net Income are not measures of financial performance under GAAP. Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. We believe that the presentation of these non-GAAP financial measures provides useful information to management and investors regarding underlying trends in NetSpend’s business and provides improved comparability between periods in different years. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this release, and reported results should not be considered as an indication of future performance. Reliance on any forward-looking statement involves risks and uncertainties and although NetSpend believes that the assumptions on which the forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be materially incorrect. These factors include but are not limited to:

  NetSpend’s dependence on a limited number of retail distributors of its products;
  increasing competition in the prepaid card industry;
  exposure to cardholder fraud and other losses;
  NetSpend’s reliance on its relationships with its issuing banks;
  regulatory, legislative and judicial developments;
  changes in card association or network organization rules;
  NetSpend’s ability to protect against unauthorized disclosure of cardholder data;
  NetSpend’s ability to promote its brand;
  NetSpend’s reliance on outsourced customer service providers;
  NetSpend’s ability to protect its intellectual property rights and defend itself against claims of patent infringement.

The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in NetSpend’s filings with the Securities Exchange Commission (“SEC”), which are available on NetSpend’s website at www.netspend.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of February 13, 2013, and, except as required by law, NetSpend does not intend to update this information as a result of future events or developments.

About NetSpend

NetSpend is a leading provider of general-purpose reloadable (GPR) prepaid debit cards and related financial services to the estimated 68 million underbanked consumers in the United States who do not have a traditional bank account or who rely on alternative financial services. The Company's mission is to develop products and services that empower underbanked consumers with the convenience, security and freedom to be self-banked. Headquartered in Austin, TX, NetSpend is traded on the NASDAQ stock exchange under the symbol NTSP. Please visit http://www.netspend.com for more information.

Follow NetSpend on Twitter: http://twitter.com/netspend or Facebook: http://www.facebook.com/netspend

___________________________
[1] The number of active cards as of December 31, 2012 was approximately 2,352,000 and as of December 31, 2011 was approximately 2,063,000.

[2] Reconciliations of Adjusted EBITDA and Adjusted Net Income to net income are provided in the tables immediately following the condensed consolidated statements of cash flows. Additional information about the Company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Information.”

NetSpend Holdings, Inc.
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2012 and 2011

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)
	(in thousands, except per share data)

Operating Revenues	$89,712	$76,762	$351,332	$306,255

Operating Expenses
Direct operating costs	42,643	36,094	169,066	146,199
Salaries, benefits and other personnel costs	14,597	12,157	56,328	52,736
Advertising, marketing and promotion costs	6,504	3,237	20,127	14,230
Other general and administrative costs	5,045	4,512	21,116	20,135
Depreciation and amortization	3,489	3,797	13,778	15,031
Settlement (gains) and other losses	(160)	191	36,988	515
Total operating expenses	72,118	59,988	317,403	248,846

Operating income	17,594	16,774	33,929	57,409

Other Income (Expense)
Interest income	30	30	139	108
Interest expense	(771)	(963)	(2,598)	(2,457)
Total other expense	(741)	(933)	(2,459)	(2,349)

Income before income taxes	16,853	15,841	31,470	55,060

Provision for income taxes	6,757	6,264	12,603	21,814

Net income	$10,096	$9,577	$18,867	$33,246

Net income per share of common stock:
Basic (1)	$0.13	$0.11	$0.23	$0.37
Diluted	$0.13	$0.11	$0.22	$0.36

Shares used in the computation of earnings per common share:
Basic	68,931	78,489	73,251	84,504
Diluted	80,183	88,560	84,321	91,284

(1) - Net income used in the calculation of basic earnings per share is adjusted for amounts unavailable to common stockholders. Our Annual Report on Form 10-K for the year ended December 31, 2012 will contain a further reconciliation of this number for the twelve months ended December 31, 2012 and 2011.

NetSpend Holdings, Inc.
Consolidated Balance Sheets
As of December 31, 2012 and 2011

	2012	2011
	(Unaudited)
	(in thousands of dollars)

Assets
Current assets
Cash and cash equivalents	$30,619	$72,076
Accounts receivable, net of allowance for doubtful accounts of $518 as of December 31, 2012 and $581 as of December 31, 2011	10,622	7,552
Prepaid card supply	3,535	2,000
Prepaid expenses	4,007	3,326
Other current assets	1,360	2,179
Income tax receivable	59	-
Deferred tax assets	7,620	4,138
Total current assets	57,822	91,271

Property, equipment and software, net	23,743	20,631
Goodwill	128,567	128,567
Intangible assets	20,246	22,227
Long-term investment	4,560	2,497
Other assets	17,655	7,549
Total assets	$252,593	$272,742

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$4,908	$3,183
Accrued expenses	26,362	20,937
Income tax payable	-	1,733
Cardholders' reserve	3,633	3,892
Deferred revenue	1,765	1,585
Current litigation contingencies	10,900	-
Long-term debt, current portion	10,000	-
Total current liabilities	57,568	31,330

Long-term debt, net of current portion	70,000	58,500
Deferred tax liabilities	4,224	7,431
Other non-current liabilities	3,155	4,628
Total liabilities	134,947	101,889

Total stockholders' equity	117,646	170,853

Total liabilities & stockholders' equity	$252,593	$272,742

NetSpend Holdings, Inc.
Consolidated Statements of Cash Flows
Years Ended December 31, 2012 and 2011

	2012	2011
	(Unaudited)
	(in thousands of dollars)

Cash flows from operating activities
Net income	$18,867	$33,246
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	13,778	15,031
Amortization of debt issuance costs	326	326
Stock-based compensation	11,464	11,242
Tax benefit associated with stock options	(2,741)	(1,541)
Provision for cardholder losses	18,741	14,441
Deferred income taxes	(6,785)	(2,646)
Change in cash surrender value of life insurance policies	(159)	8
Litigation contingencies, current	10,900	-
Changes in operating assets and liabilities
Accounts receivable	(3,070)	(2,111)
Income tax receivable or payable	949	2,942
Prepaid card supply	(1,535)	(395)
Prepaid expenses	(681)	(946)
Other current assets	819	(1,172)
Other long-term assets	(9,752)	(2,316)
Accounts payable and accrued expenses	7,150	(3,797)
Cardholders' reserve	(19,000)	(15,338)
Deferred revenue	180	252
Other liabilities	(1,473)	1,621
Net cash provided by operating activities	37,978	48,847

Cash flows from investing activities
Purchases of property, equipment and software	(14,595)	(9,182)
Purchase of intangible assets	(314)	(12)
Long-term investment	(1,095)	-
Premiums paid on cash surrender value life insurance policies	(521)	(894)
Net cash used in investing activities	(16,525)	(10,088)

Cash flows from financing activities
Dividend equivalents paid	-	(353)
Proceeds from the exercise of common stock options	5,318	1,405
Proceeds from the re-issuance of treasury stock under employee stock purchase plan	441	-
Tax benefit associated with stock options	2,741	1,541
Net cash proceeds (disbursements) from initial public offering	-	(95)
Proceeds from issuance of long-term debt	90,000	-
Principal payments on debt	(68,500)	(3,303)
Treasury stock purchase	(92,559)	(32,718)
Tax withholding on restricted stock	(351)	(661)
Net cash used in financing activities	(62,910)	(34,184)

Net change in cash and cash equivalents	(41,457)	4,575

Cash and cash equivalents at beginning of period	72,076	67,501
Cash and cash equivalents at end of period	$30,619	$72,076

Supplemental disclosure of cash flow information
Cash paid for interest	$2,330	$2,591
Cash paid for income taxes	18,403	21,432

Non-cash investing activities
Capital lease entered into for the license of software	$-	1,949

NetSpend Holdings, Inc.
Reconciliation of Adjusted EBITDA to Net Income
For the Three and Twelve Months Ended December 31, 2012 and 2011
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands of dollars)
Net income	$10,096	$9,577	$18,867	$33,246

Interest income	(30)	(30)	(139)	(108)
Interest expense	771	963	2,598	2,457
Income tax expense	6,757	6,264	12,603	21,814
Depreciation and amortization	3,489	3,797	13,778	15,031
EBITDA	21,083	20,571	47,707	72,440

Stock-based compensation expense	2,993	2,410	11,464	11,242
Settlement (gains) and other losses	(160)	191	36,988	515
Adjusted EBITDA (1)(3)	$23,916	$23,172	$96,159	$84,197

NetSpend Holdings, Inc.
Reconciliation of Adjusted Net Income to Net Income
For the Three and Twelve Months Ended December 31, 2012 and 2011
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands of dollars, except percentages and per share data)
Net income	$10,096	$9,577	$18,867	$33,246

Stock-based compensation expense	2,993	2,410	11,464	11,242
Amortization of intangibles	434	881	2,295	3,524
Settlement (gains) and other losses	(160)	191	36,988	515
Total pre-tax adjustments	3,267	3,482	50,747	15,281

Tax rate	40.1%	39.5%	40.0%	39.6%
Tax adjustment	1,310	1,375	20,299	6,051

Adjusted net income (2)(3)	$12,053	$11,684	$49,315	$42,476

Adjusted net income per share of common stock
Basic	$0.17	$0.15	$0.67	$0.50
Diluted	$0.15	$0.13	$0.58	$0.47

(1)	We use a non-GAAP financial metric that we label "Adjusted EBITDA" to evaluate our financial performance. We compute Adjusted EBITDA by adjusting net income or net loss to remove the effect of income and expenses related to interest, taxes, depreciation and amortization, or EBITDA, and then adjusting for stock-based compensation, and non-recurring gains and losses. We believe that Adjusted EBITDA is an important metric for the following reasons:
  It provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains, losses on the early extinguishment of long-term debt and other infrequent losses;
  We use it as a tool to assist in our planning for the effect of strategic operating decisions and for the prediction of future operating results; and
  We use it to evaluate our capacity to incur and service debt, fund capital expenditures and expand our business.
Settlement gains of $0.2 million during the three months ended December 31, 2012 and other losses of $37.0 million during the twelve months ended December 31, 2012 primarily relate to accruals for legal contingencies and settlements. Other losses of $0.2 million during the three months ended December 31, 2011 and $0.5 million in the twelve months ended December 30, 2011 primarily relate to severance costs incurred in connection with the consolidation of some of our processing platforms and call center activities.

(2)	In addition to Adjusted EBITDA, we use a second non-GAAP financial metric that we label "Adjusted Net Income" to evaluate our financial performance. We compute Adjusted Net Income by adjusting net income or net loss to remove tax-effected amortization expense, stock-based compensation and other non-recurring gains and losses. We believe that Adjusted Net Income is an important metric that is useful to our board of directors, management and investors for the following reasons:
  Assets being depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any expenditure for these items;
  Adjusted EBITDA does not reflect the interest expense or the payments necessary to service interest payments on our debt;
  Adjusted Net Income provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains, losses on the early extinguishment of long-term debt and other infrequent losses;
  Adjusted Net Income per share on a diluted basis functions as a threshold target for our company-wide employee bonus compensation; and
  We believe Adjusted Net Income measurements are used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry.
Settlement gains of $0.2 million during the three months ended December 31, 2012 and other losses of $37.0 million during the twelve months ended December 31, 2012 primarily relate to accruals for legal contingencies and settlements. Other losses of $0.2 million during the three months ended December 31, 2011 and $0.5 million in the twelve months ended December 30, 2011 primarily relate to severance costs incurred in connection with the consolidation of some of our processing platforms and call center activities.

(3)	By providing this non-GAAP financial measure, together with the above reconciliation, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. Our Adjusted EBITDA and Adjusted Net Income are not necessarily comparable to what other companies define as Adjusted EBITDA and Adjusted Net Income. In addition, Adjusted EBITDA and Adjusted Net Income are not measures defined by U.S. GAAP and should not be considered as substitutes for or alternatives to net income, operating income, cash flows from operating activities or other financial information as determined by U.S. GAAP. Our presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

CONTACT:
NetSpend Holdings, Inc.
Investors:
George Gresham, 866-979-1996
Chief Financial Officer
investor@netspend.com
or
Media:
Krista Shepard, 512-531-8732
kshepard@netspend.com